UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [XX]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]

Preliminary Proxy Statement

[   ]       Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]

Definitive Proxy Statement

[   ]

Definitive Additional Materials

[   ]

Soliciting Material Pursuant to §240.14a-12

Current Technology Corporation

 (Name of Registrant as Specified In Its Charter)

______________________________

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate Box:)

[XX]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[   ]

Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

Current Technology Corporation

Suite 1430 – 800 West Pender Street
Vancouver, British Columbia, V6C 2V6
Telephone No: (604) 684-2727

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

The annual general meeting of Shareholders of Current Technology Corporation (the “Corporation”) will be held at the office of Lang Michener LLP, Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia on September 21, 2009 at 2:00 p.m., local time, (the “Meeting”) for the following purposes:

1.

To receive and consider the audited financial statements of the Corporation for its fiscal year ended December 31, 2008, report of the auditor and related management discussion and analysis and to receive and consider the financial statements of the Corporation for the three month period ended March 31, 2009 and related management discussion and analysis;

2.

To elect directors of the Corporation for the ensuing year;

3.

To appoint an auditor of the Corporation for the ensuing year and to authorize the directors to fix the auditor’s remuneration;

4.

To approve an amendment to the 2004 Stock Option and Stock Bonus Plan (the “Plan”) as more particularly described in the Management Proxy Circular;

5.

To approve granting of incentive stock options outside of the Plan; and

6.

To consider any permitted amendment to or variation of any matter identified in this Notice and to transact such other business as may properly come before the Meeting or any adjournment thereof.

A Management Proxy Circular, a copy of the Corporation’s Annual Report on Form 10-K, containing the December 31, 2008 annual audited financial statements and report of the auditor, as well as the Corporation’s financial statements for the three month period ended March 31, 2009 accompany this Notice.  The Management Proxy Circular contains details of matters to be considered at the Meeting.

Registered shareholders who are unable to attend the Meeting in person and who wish to ensure that their shares will be voted at the Meeting are requested to complete, date and execute the enclosed form of proxy, or another suitable form of proxy, and deliver it in accordance with the instructions set out in the form of proxy and in the Management Proxy Circular.

Non-registered shareholders who plan to attend the Meeting must follow the instructions set out in the form of proxy or voting instruction form and in the Management Proxy Circular to ensure that their shares will be voted at the Meeting.  If you hold your shares in a brokerage account you are not a registered shareholder. Circular to ensure that their shares will be voted at the Meeting.  If you hold your shares in a brokerage account you are not a registered shareholder.

DATED at Vancouver, British Columbia, the 19th day of August, 2009.

BY ORDER OF THE BOARD

/s/ Robert Kramer

Robert K. Kramer,
President and Chief Executive Officer

Current Technology Corporation

Suite 1430 – 800 West Pender Street
Vancouver, British Columbia  V6C 2V6

Telephone: (604) 684-2727 / Fax (604) 684-0526

MANAGEMENT PROXY CIRCULAR
as at August 13, 2009, or as otherwise indicated

This Management Proxy Circular is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Current Technology Corporation (the “Corporation”) for use at the annual general meeting (the “Meeting”) of its shareholders to be held at Lang Michener LLP, Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia on the 21st day of September, 2009 at 2:00 p.m., Vancouver time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Management Proxy Circular, the Annual Report on Form 10K, the Quarterly Report on Form 10-Q, the accompanying proxy card or voting instruction form, and the Notice of Annual Meeting of Shareholders (collectively, the "Proxy Materials") are first being mailed to shareholders beginning on or about August 24, 2009.  The Proxy Materials are available online at www.current-technology.com. .

In this Management Proxy Circular, references to “the Corporation”, “we” and “our” refer to Current Technology Corporation.  “Common Shares” means common shares without par value in the capital of the Corporation.  “Beneficial Shareholders” means shareholders who do not hold Common Shares in their own name and “intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders. Unless otherwise stated, all dollar values represented are the currency of the United States of America.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will primarily be by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Corporation.  The Corporation will bear all costs of this solicitation.  We have arranged for intermediaries to forward the meeting materials to beneficial owners of Common Shares held as of record by those intermediaries and we may reimburse the intermediaries for their reasonable fees and disbursements in that regard.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy (the “Proxy”) are officers and/or directors of the Corporation.  If you are a shareholder entitled to vote at the Meeting, you have the right to appoint a person or company other than either of the persons designated in the Proxy, who need not be a shareholder, to attend and act for you on your behalf at the Meeting.  You may do so either by inserting the name of that other person in the blank space provided in the Proxy or by completing and delivering another suitable form of proxy.

Voting by Proxyholder

The persons named in the Proxy will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for.  If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly.  The Proxy confers discretionary authority on persons named therein with respect to:

(a)

each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors,

(b)

any amendment to or variation of any matter identified therein, and

(c)

any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the Proxy, the management appointee acting as a proxyholder will vote in favor of each matter identified on the Proxy and, if applicable, for the nominees of management for directors and auditors as identified in the Proxy.

Registered Shareholders

Registered Shareholders may wish to vote by proxy whether or not they are able to attend the Meeting in person.  If so, Registered Shareholders may choose one of the following proxy voting methods:

(a)

complete, date and sign the enclosed form of proxy and return it to the Corporation’s transfer agent, Computershare Investor Services Inc., by fax within North America at 1-866-249-7775, outside North America at (416) 263-9524, or by mail or hand delivery to the 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1; or

(b)

use a touch-tone phone to transmit voting choices to a toll free number.  Registered shareholders must follow the instructions of the voice response system and refer to the enclosed proxy form for the toll free number, the holder’s account number and the proxy access number; or

(c)

use the internet and log on to www.computershare.com/proxy, the website of the Corporation’s transfer agent.  Registered Shareholders must follow the instructions that appear on the screen and refer to the enclosed proxy form for the holder’s account number and the proxy access number.

Whatever proxy voting method you choose you must ensure your proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting, or adjournment thereof, at which the proxy is to be used.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold Common Shares in their own name.  Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Corporation as the registered holders of Common Shares).

If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Common Shares will not be registered in the shareholder’s name on the records of the Corporation.  Such Common Shares will more likely be registered under the names of the shareholder’s broker or an agent of that broker.  In the United States, the vast majority of such Common Shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings.  Every intermediary has its own mailing procedures and provides its own return instructions to clients.

There are two kinds of Beneficial owners - those who object to their name being made known to the issuers of securities which they own (called OBOs for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called NOBOs for Non-Objecting Beneficial Owners).

The Corporation is taking advantage of the provisions of National Instrument 54-101 that permit it to directly deliver proxy-related materials to its NOBOs. As a result NOBOs can expect to receive a scannable Voting Instruction Form (VIF) from our transfer agent, Computershare Investor Services Inc "Computershare". These VIFs are to be completed and returned to Computershare in the envelope provided or by facsimile. In addition, Computershare provides both telephone voting and internet voting as described on the VIF itself which contain complete instructions. Computershare will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs they receive.

These securityholder materials are being sent to both registered and non-registered owners of the securities of the Corporation.  If you are a non-registered owner, and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send these materials to you directly, the Corporation (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions.  Please return your voting instructions as specified in your request for voting instructions.

Beneficial Shareholders who are OBOs should follow the instructions of their intermediary carefully to ensure that their Common Shares are voted at the Meeting.

The form of proxy supplied to you by your broker will be similar to the proxy provided to registered shareholders by the Corporation.  However, its purpose is limited to instructing the intermediary on how to vote on your behalf.  Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in the United States and in Canada.  Broadridge mails a VIF in lieu of a proxy provided by the Corporation.  The VIF will name the same persons as the Corporation’s Proxy to represent you at the Meeting.  You have the right to appoint a person (who need not be a Beneficial Shareholder of the Corporation), other than the persons designated in the VIF, to represent you at the Meeting.  To exercise this right, you should insert the name of the desired representative in the blank space provided in the VIF.  The completed VIF must then be returned to Broadridge by mail or facsimile or given to Broadridge by phone or over the internet, in accordance with Broadridge’s instructions.  Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting.  If you receive a VIF from Broadridge, you cannot use it to vote Common Shares directly at the Meeting - the VIF must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have the Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your Common Shares in that capacity.  If you wish to attend at the Meeting and indirectly vote your Common Shares as proxyholder for your broker, or have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the voting instruction form provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person designated by you, to attend at the Meeting and vote your Common Shares.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)

executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered shareholder or the registered shareholder’s authorized attorney in writing, or, if the registered shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Computershare Investor Services Inc. or at the address of the registered office of the Corporation at 1500 – 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, V6E 4N7, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b)

personally attending the Meeting and voting the registered shareholder’s Common Shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

Dissenters’ Right of Appraisal

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Corporation organized under the Canada Business Corporations Act have the right to dissent.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Corporation, or nominee for election as director, nor any person who has held such a position since the beginning of the last completed financial year end of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than the election of directors, the appointment of the auditor and as may be set out herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Board of Directors of the Corporation has fixed August 13, 2009 as the record date (the “Record Date”) for determination of persons entitled to receive notice of the Meeting.  Only shareholders of record at the close of business on the Record Date who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Common Shares voted at the Meeting.  Shareholders do not have cumulative voting rights.

The Corporation is authorized to issue an unlimited number of Common Shares.  As of August 13, 2009, there were 161,479,617 Common Shares issued and outstanding, each carrying the right to one vote.  No group of shareholders has the right to elect a specified number of directors, nor are there cumulative or similar voting rights attached to the Common Shares.  The Corporation is also authorized to issue an unlimited number of Class “A” Preferred shares. There are no Preferred shares issued and outstanding as at August 13, 2009.

To the knowledge of the directors and executive officers of the Corporation, the only persons or corporations that beneficially owned, directly or indirectly, or exercised control or direction over, Common Shares carrying more than 5% of the voting rights attached to all outstanding Common Shares of the Corporation as at August 13, 2009 are:

Name and Address of Shareholder	Number of Shares Beneficially Held(1)	Percentage of Common Stock
Keith Denner 5901 Vista Drive West Des Moines, IA 50266	65,312,587(2)	31.02%(2)
MSGI Securities Solutions Inc. 575 Madison Avenue New York, NY 10022	15,210,937	9.42%
Enable Growth Partners LP(3) One Ferry Building, Suite 225 San Francisco, CA 94111	20,000,000	11.02%(3)
Kathy Lake 4400 Eaton Circle Colleyville, TX 76034	15,000,000	9,01%(4)
Larry Lake 4400 Eaton Circle Colleyville, TX 76034	10,000,000	6.04%(5)
Robert Kramer 1430 800 West Pender Street Vancouver, BC V6C2V6	25,497,003	13.95%(6)
Alvin C. Allen(7) 1430 800 West Pender Street Vancouver, BC V6C2V6	36,500,000(7)	18.44%

Notes:

1.

The number of shares beneficially owned was determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, of the United States of America, and the information is not necessarily indicative of beneficial ownership for any other purposes.

2.

Includes 32,748,933 Common Shares issuable upon the exercise of warrants and approximately 16,344,388 Common Shares issuable upon conversion of convertible promissory notes held by Mr. Denner.  Mr. Denner actually owns 16,219,266 Common Shares.

3.

Enable Growth Partners LP holds warrants only which increases the issued and outstanding shares by 20,000,000.

4.

Kathy Lake owns 10 million Common Shares and holds warrants to purchase 5 million Common Shares at $0.45 each, expiring August 5, 2013.

5.

Larry Lake owns 5 million Common Shares and holds warrants to purchase 5 million Common Shares at $0.25 each, expiring October 2, 2013.

6.

Includes 4,247,003 Common Shares of which 2,392,666 Common Shares are held through entities in which Mr. Kramer has dispositive or voting power over the shares.  Also includes warrants to purchase 4,250,000 Common Shares.  Does not include options to purchase 3,000,000 Common Shares granted by Mr. Keith Denner, which only vest upon the Corporation’s share price closing at a certain price by a specified date.  On January 8, 2008 the Corporation granted options to Mr. Kramer to purchase 5,000,000 Common Shares at an exercise price of $0.15 each, expiring January 7, 2013.  On July 22, 2009 the Corporation granted options to Mr. Kramer to purchase 10,000,000 Common Shares at an exercise price of $0.14 each, expiring July 21, 2014.  All 17,000,000 options granted to Mr. Kramer are vested.

7.

Between January 5 and May 23, 2008, the Corporation acquired Celevoke, Inc. for payment of $2.5 million and options to purchase 50 million Common Shares of the Corporation.  At the time of purchase Mr. Allen was the largest shareholder (73%) of Celevoke. As part of the terms of acquisition Mr. Allen received options to purchase 36.5 million Common Shares. Accordingly, he now holds options to purchase 36.5 million Common Shares, which were granted January 5, 2008 as part of the acquisition agreement. These options were granted under the 2004 Stock Option and Stock Bonus Plan, and were at an exercise price of $0.14 each, expiring June 30, 2015.  12.5 million of these options vested upon the date of grant and the remaining vested over time. As of June 30, 2009 all of Mr. Allen’s 36.5 million options were vested.

8.

The above information was supplied by the Corporation.

The following documents filed with the securities commissions or similar regulatory authority in British Columbia are specifically incorporated by reference into, and form an integral part of, this management proxy circular.

▪

Annual Report on Form 10-K filed with the US Securities and Exchange Commission on April 29, 2009; and

▪

Quarterly Report on Form 10-Q filed with the US Securities and Exchange Commission on June 9, 2009.

Copies of these documents incorporated herein by reference may be obtained by a shareholder upon request without charge from Edward Ma, Secretary of the Corporation at Suite 1430 – 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6;  telephone:  (604) 684-2727 or fax:  (604) 684-0526.  These documents are also available through the Internet on www.SEDAR.com and at www.sec.gov.

FINANCIAL STATEMENTS AND ANNUAL REPORT

The audited financial statements of the Corporation for its fiscal year ended December 31, 2008, report of the auditor and related management discussion and analysis will be placed before the Meeting.  The financial statements of the Corporation for its first financial quarter ending March 31, 2009 will also be placed before the Meeting.  These documents were also mailed to shareholders with the Notice of Meeting and the Management Proxy Circular and are available on www.SEDAR.com and at www.sec.gov.  Additional information may be obtained from the Secretary of the Corporation upon request.

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass each of the resolutions described herein with the exception of the election of directors.  If there are more nominees for election as directors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled.  If the number of nominees for election or appointment is equal to the number of vacancies to be filled all such nominees will be declared elected or appointed by acclamation.  As to both the election of directors and the appointment of the auditor of the Corporation, the proxy card being provided by the Corporation enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

As to the amendment to the 2004 Stock Option and Stock Bonus Plan, a shareholder may: (i) vote "FOR" the resolution; or (ii) vote "AGAINST" the resolution.  Each resolution shall be determined without regard to broker non-votes or proxies marked "ABSTAIN" as to the matter.

ELECTION OF DIRECTORS

The Articles of the Corporation provide that the number of directors of the Corporation will be a minimum of three and a maximum of nine.  The term of office of each of the five current directors will end at the conclusion of the Meeting.  Unless the director’s office is earlier vacated in accordance with the provisions of the Canada Business Corporations Act (“CBCA”), each director elected will hold office until the conclusion of the next annual meeting of the Corporation, or if no director is then elected, until a successor is elected.

The following table sets out the names of management’s six nominees for election as directors, each of the Corporation’s executive officers, and the number of Common Shares of the Corporation beneficially owned by each and as a group, directly or indirectly, or over which each exercised control or direction, as at August 13, 2009.

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock
Robert Kramer(2) 1430 800 West Pender Street Vancouver, BC V6C2V6	Chief Executive Officer, President and Director	25,497,003	13.95%
George Chen(3) 1430 800 West Pender Street Vancouver, BC V6C2V6	Chief Financial Officer and Director	1,050,000	*
Anthony J. Harrison(4) 1430 800 West Pender Street Vancouver, BC V6C2V6	Director	1,000,000	*
Peter Bell(5) 1430 800 West Pender Street Vancouver, BC V6C2V6	Director	1,047,952	*
Douglas Beder(6) 1430 800 West Pender Street Vancouver, BC V6C2V6	Director	1,040,000	*
Alvin C. Allen(7) 1430 800 West Pender Street Vancouver, BC V6C2V6	Director Nominee	36,500,000(7)	18.44%
All Directors, Executives and Nominees as a Group (6 persons)		66,134,955	29.63%
TOTAL SHARES		66,134,955

* Indicates less than one percent.

(1)

The number of shares beneficially owned was determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, of the United States of America, and the information is not necessarily indicative of beneficial ownership for any other purposes.

(2)

Includes 4,247,003 Common Shares of which 2,392,666 Common Shares are held through entities in which Mr. Kramer has dispositive or voting power over the shares.  Also includes warrants to purchase 4,250,000 Common Shares.  Does not include options to purchase 3,000,000 Common Shares granted by Mr. Keith Denner, which only vest upon the Corporation’s share price closing at a certain price by a specified date.  On January 8, 2008 the Corporation granted options to Mr. Kramer to purchase 5,000,000 Common Shares at an exercise price of $0.15 each, expiring January 7, 2013.  On July 22, 2009 the Corporation granted options to Mr. Kramer to purchase 10,000,000 Common Shares at an exercise price of $0.14 each, expiring July 21, 2014.  All 17,000,000 options granted to Mr. Kramer are vested.

(3)

Includes 50,000 Common Shares held by Mr. Chen; vested options to purchase 650,000 Common Shares granted on September 17, 2007, expiring September 16, 2012, and vested options to purchase 350,000 Common Shares granted on February 20,

2008, expiring February 21, 2013.  On February 22, 2008, the Corporation granted options to Mr. Chen to purchase 350,000 Common Shares at an exercise price of $0.20 expiring February 21, 2013.

(4)

Vested options granted on September 17, 2007 and expiring on September 16, 2012.

(5)

Includes 47,952 Common Shares held by Mr. Bell; vested options to purchase 650,000 Common Shares granted on September 17, 2007, expiring on September 16, 2012; and vested options to purchase 350,000 Common Shares granted on February 20, 2008 and expiring February 21, 2013.  On February 22, 2008, the Corporation granted options to Mr. Bell to purchase 350,000 Common Shares at an exercise price of $0.20 expiring on February 21, 2013.

(6)

Includes 40,000 Common Shares held by Dr. Beder; vested options to purchase 650,000 Common Shares granted September 17, 2007, expiring September 16, 2012; and vested options to purchase 350,000 Common Shares granted on February 20, 2008, expiring February 21, 2013.  On February 22, 2008, the Corporation granted Dr. Beder options to purchase 350,000 Common Shares at an exercise price of $0.20 each expiring on February 21, 2013.

(7)

Between January 5 and May 23, 2008, the Corporation acquired Celevoke, Inc. for payment of $2.5 million and options to purchase 50 million Common Shares of the Corporation.  At the time of purchase Mr. Allen was the largest shareholder (73%) of Celevoke. As part of the terms of acquisition Mr. Allen received options to purchase 36.5 million Common Shares. Accordingly, he now holds options to purchase 36.5 million Common Shares, which were granted January 5, 2008 as part of the acquisition agreement. These options were granted under the 2004 Stock Option and Stock Bonus Plan, and were at an exercise price of $0.14 each, expiring June 30, 2015.  12.5 million of these options vested upon the date of grant and the remaining vested over time. As of June 30, 2009 all of Mr. Allen’s 36.5 million options were vested.

The following table sets out the names of management’s six nominees for election as directors, each of the Corporation’s executive officers, the age of each individual, all major offices and positions with the Corporation and any of its significant affiliates each now holds, each individual’s principal occupation, business or employment (for new director nominees, for the five preceding years), and the period of time during which each has been a director or officer of the Corporation.  There are no family relationships among any of the directors and executive officers of the Corporation.  None of the executive officers or directors has been involved in any legal proceedings during the past five years.

Nominee Position with the Corporation and Province and Country of Residence	Age	Occupation, Business or Employment(1)	Period as a Director or Officer of the Corporation
Robert K. Kramer President, Chief Executive Officer and Director North Vancouver, B.C. Canada	63	Chairman of the Board, President and Chief Executive Officer of the Corporation; Chartered Accountant and Certified Public Accountant (Illinois).	Since April 16, 1987
George A. Chen Chief Financial Officer and Director Vancouver, B.C. Canada	71	Chartered Accountant; Chief Financial Officer of the Corporation.	Since May 17, 2004
Anthony J. Harrison Director Surrey, B.C. Canada	65	Businessman, former Chief Operating Officer of the Corporation January 1994 to April 2009.	Since June 30, 1994
Peter Bell Director North Vancouver, B.C. Canada	74

Chairperson, Audit Committee of the Corporation since December 2005; Director, Uranerz Energy Corp.; President of Ezon Healthtech Corporation; Vice-President of Medical Affairs for the Corporation from 1988 until June 1992

			Since November 8, 1988
Douglas Beder Director Vancouver, B.C. Canada	69	Professor Emeritus, Department of Physics and Astronomy, University of British Columbia; Technical Consultant to industry	Since December 12, 2005
Alvin C. Allen Director Nominee	52	Co-founder and Chief Executive Officer of the Corporation’s subsidiary company Celevoke, Inc., since October 2006; Co-founder and Chief Executive Officer of LunarEYE, Inc., since 1997.	N/A

Notes

1.

The information as to principal occupation, business or employment and Common Shares beneficially owned or controlled is not within the knowledge of the management of the Corporation and has been furnished by the respective nominees.

None of the proposed nominees for election as a director of the Corporation are proposed for election pursuant to any arrangement or understanding between the nominee and any other person, except the directors and senior officers of the Corporation acting solely in such capacity.

Other than as set out below, no proposed director for election as a director of the Corporation was, within the last 10 years before the date of this management proxy circular, a director or executive officer of any company (including the Corporation in respect of which this management proxy circular is prepared) acted in that capacity for a company that was:

(a)

subject to a cease trade or similar order or an order denying the relevant company access to any exemptions under securities legislation, for more than 30 consecutive days;

(b)

subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under the securities legislation, for a period of more than 30 consecutive days;

(c)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or  has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director;

(d)

subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(e)

subject to any other penalties or sanctions imposed by a court or a regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

On March 11, 2003, a cease trade order was issued by the British Columbia Securities Commission as a result of the failure of IVS Intelligent Vehicle Systems Inc. (“IVS”) to file financial statements for the fiscal year ended December 31, 2002.  On February 14, 2003, the securities of IVS were halted by the TSX Venture Exchange (the “TSXV”).  Subsequently on March 3, 2003, IVS was suspended from the TSXV for failure to pay annual sustaining fees and the common shares of IVS were delisted from the TSXV effective June 16, 2004. Robert K. Kramer was a non-executive director of IVS from April 25, 2000 to February 24, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, (the “Exchange Act”) of the United States of America, as amended, requires the Corporation’s officers and directors and persons who own more than 10% of the Corporation’s outstanding Common Shares to file reports of ownership with the Securities and Exchange Commission (“SEC”). Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Until March 31, 2008 the Corporation was a foreign private issuer as defined under the U.S. securities laws and the Corporation’s officers and directors were not subject to the Section 16 reporting obligations.  Since April 1, 2008 the Corporation has been accepted as a Domestic Private Issuer under U.S. securities laws and the Corporation’s officers and directors are now subject to Section 16 reporting obligations.

Based solely on our review of Forms 3, 4 and 5 available to us and, where applicable, written representations from directors, officers and 10% stockholders that no form is required to be filed, we believe that no director, officer or beneficial owner of more than 10% of its common stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to fiscal year ended December 31, 2008 and subsequently, with the following exception, Messrs. Bell, Beder, Harrison and Chen did not timely file their respective Form 3.

Biographies of Director Nominees

Robert Kramer is a founding director of the Corporation and served as the Chief Financial Officer and Vice President of the Corporation until July 5, 2004.  Since July 5, 2004 Mr. Kramer has served as the Corporation’s President and Chief Executive Officer.  Mr. Kramer currently serves as a director of Metalline Mining Company (NYSE Amex:MMG), an exploration stage company, formed under the laws of the state of Nevada, engaged in the business of mining.  An entrepreneur by nature, with a particular interest in the financial sector, Mr. Kramer has been a founder/principal of a number of private companies offering commercial mortgages, venture capital and tax driven investments.  Prior to co-founding Current Technology, he was a joint venture partner in an enterprise that raised funding for approximately 20 public mining companies conducting exploration activities in Western Canada.  A graduate of the University of California, Berkeley with a degree in economics, Mr. Kramer has been a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of British Columbia for over 30 years.  Mr. Kramer is a Registered Certified Public Accountant in the State of Illinois.  In 2005 he was admitted as a Fellow to The Institute of Chartered Secretaries and Administrators.

George Chen served as the Corporation’s Chief Financial Officer since June 30, 2004 and as a director since May, 2004.  Mr. Chen is a member of the Canadian Institute of Chartered Accountants since 1962.  Prior to his retirement in 1997, Mr. Chen was a Senior Audit Partner with Deloitte & Touche (Canadian member firm of Deloitte & Touche Tohmatsu operating in over 140 countries).  With professional focus mainly in the public utilities industry, he also had significant administrative responsibility for all Deloitte & Touche offices in greater Vancouver and Victoria, British Columbia.  In addition, Mr. Chen served as Chief Financial Officer of a private company, which was a major force in the packaging industry in North America.  In January 1998, he was appointed as Chairman of the Board of British Columbia Transit, responsible for the transition of the public transportation system from Provincial government jurisdiction to the newly created Greater Vancouver Transportation Authority.  While with British Columbia Transit he also served as Chairman of the Audit Committee and member of the board of Rapid Transit Project 2000 Ltd., the company responsible for the construction of the Skytrain (rapid transit) extension in greater Vancouver.

Anthony J. Harrison served as the Corporation’s Chief Operating Officer from January 1994 until April 30, 2009; and as a director since June 1994.  Prior to joining the Corporation Mr. Harrison was Chief Executive Officer of the Canadian operations of Century Oils Group, PLC, a multi-national specialty lubricants company having sales and manufacturing facilities in 29 locations worldwide.  As a partner in a multi-divisional private Canadian company Mr. Harrison was instrumental in the considerable growth of the company to the point at which the British Century Group acquired its industrial lubricants division.  From an original background in marine engineering, Mr. Harrison held managerial positions in sales, manufacturing and quality control with a number of British and European public companies prior to arriving in Canada in 1976.

Peter Bell has served on the Corporation’s board of directors since November 1988 and has acted as Chair of the Corporation’s Audit Committee since December 2005.  Mr. Bell served as the Corporation’s Vice-President of Medical Affairs from 1988 until his retirement June 30, 1992 during which time he was directly responsible for the clinical development of the ETG device.  Mr. Bell currently serves as a director to Uranerz Energy Corp., a company engaged in the acquisition, exploration and development of properties in the uranium sector and is president of Ezon Healthtech Corporation, a private company that is involved in the development of a graphic labelling system for pharmaceutical products.

Mr. Bell has provided a wide range of consultant services to businesses and health care companies and organizations.  He holds a Bachelor of Science degree in Pharmacy from the University of Manitoba and a Master in Business Administration from the University of Western Ontario.

Douglas Beder, Ph.D., has served on the Corporation’s board of directors and as a member of the Corporation’s Audit Committee since December, 2005.  Dr. Beder, Professor Emeritus, Department of Physics & Astronomy, University of British Columbia brings a broad range of knowledge and experience to his work at Current

Technology.  Shortly after earning his undergraduate degree (Honours Mathematics and Physics) from McGill University, Montreal and his Ph.D. in theoretical physics from the California Institute of Technology, Dr. Beder went on to teach at the University of British Columbia.  At UBC Professor Beder undertook extensive academic responsibilities including Faculty of Science Coordinator for the University Industry Liaison Office.

Dr. Beder has also held, at various times, research appointment to several international centres including the Los Alamos National Laboratory, Lawrence Radiation Laboratory, Berkeley, California and the European Centre for Nuclear Research, Geneva, Switzerland.  A consultant to Current Technology since 1991, Dr. Beder has overseen the development and production of the ETG device using electromagnetic theory modelling.  He continues to be actively involved in all biophysical aspects of the ETG technology and is a member of the Corporation’s Medical and Scientific Advisory Board.

Alvin C. Allen is one of the co-founders of Celevoke, Inc. (“Celevoke”) and one of the original pioneers behind the GPS industry. In 1997 he co-founded LunarEYE, Inc., the primary inventor and patent holder of GPS technology that enables Celevoke’s unique solutions.  Chuck’s vision and determination have provided the guiding spirit that has built Celevoke. Chuck’s industry leadership, relationships, and continued product and service offering innovations provide a solid foundation for Celevoke’s rapid growth in the global Telematics industry.

Transactions with Related Persons

The Board of Directors of the Corporation as a whole evaluates and approves any transactions with related parties.  The Corporation has not adopted a written policy or procedure used to evaluate and approve transactions with related parties.  Instead, transactions are considered by the Board of Directors at meetings or through written statements of consent.

There have not been any transactions, or proposed transactions, during the last two years, to which the Corporation was or is to be a party, in which any director or executive officer of the Corporation, any nominee for election as a director, any security holder owning beneficially more than five percent of the common shares of the Corporation, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest, except as follows:

Between January 5 and May 23, 2008, the Corporation purchased a controlling interest in Celevoke, Inc. of which Alvin C. Allen was then a 73% controlling shareholder.  The Corporation paid a cash payment of $2.5 million which Celevoke used as working capital, and granted options to certain Celevoke shareholders to purchase 50 million Common Shares of the Corporation, the majority of which, options to purchase 36.5 million Common Shares of the Corporation, was granted to Alvin C. Allen at an exercise price of $0.14 each, expiring June 30, 2015.  Current now holds a 62% interest in Celevoke, its subsidiary.

During the last two fiscal years we have paid consulting fees to the following persons or entities:

		2008	2007
Douglas Beder (1)	Consulting	$ 8,155	$ 5,539
314613BC Ltd (2)	Consulting	--	85,820
Robert Kramer (3)	Consulting	50,000	--
		$ 58,155	$ 91,359

(1)

Mr. Beder currently serves as a director of the Corporation.

(2)

314613BC Ltd is an entity controlled by Robert Kramer, Chairman of the Board, President and Chief Executive Officer of the Corporation.

(3)

Mr. Kramer received payment for his services as Chief Financial Officer of Celevoke.

These consulting fees paid to Mr. Beder were in relation to technical consulting work done in regulatory approvals process.  The consulting fees paid to both 314613BC Ltd. and Robert Kramer were for management consulting services provided.

On September 29, 2008, the Corporation extended the maturity date of a convertible promissory note held by Mr. Keith Denner from January 16, 2009 to January 19, 2010.  At that time Mr. Denner agreed to lend the Corporation an additional $100,000.  On December 30, 2008 Mr. Denner agreed to lend the Corporation an additional $75,000 and on February 17, 2009 he agreed to lend the Corporation a further $100,000, all under the terms of the convertible promissory note.  Mr. Denner is the Corporation’s single largest shareholder.  This transaction is more fully described in Item 9 of the Corporation’s December 31, 2008 Form 10-K filed on EDGAR on April 29, 2009.

The Corporation received the opportunity to participate in the Spy-N-TellTM initiative from Harrison Kramer Corporation (HKC) (a company owned by Robert Kramer).  As consideration for transferring all right, title and interest in the opportunity to the Corporation, HKC will receive a payment of $1 for each Spy-N-TellTM sold, such payment to be calculated monthly on a cash basis and payable 30 days in arrears.  No such payment has been earned to date.

In the financial year ended December 31, 2008 aggregate salaries and consulting fees accrued or paid to directors and companies controlled by directors of the Corporation was $318,651:  Robert Kramer was paid $66,000 for his services performed as Chief Financial Officer of Celevoke and $145,069 as Chief Executive Officer of the Corporation; Doug Beder was paid $8,155 for consulting fees, George Chen was paid $11,361 for his services as Chief Financial Officer of the Corporation and Anthony Harrison was paid $88,066 for his services as Chief Operating Officer of the Corporation.

A payable of $230,479 was the amount outstanding as at December 31, 2008 being the balance due on a non-interest bearing, demand loan provided to the Corporation by LunarEYE, a company for which Alvin C. Allen holds more than 51% of the Common Shares.

The Corporation negotiated a share based debt settlement with MSGI Securities Solutions Inc. (“MSGI”).  MSGI assisted the Corporation in raising $2 million of the required $2.5 million for purchasing Celevoke.  In payment for that the Corporation issued 1.5 million Common Shares to MSGI at $0.18 each representing a value of $270,000.

On January 8, 2008 the Corporation granted options to purchase 5,000,000 Common Shares at an exercise price of $0.15, expiring on January 7, 2013, to Robert K. Kramer, a director and officer of the Corporation.  These options were granted conditionally based on his raising $2.5 million to enable the Corporation to purchase Celevoke.  On July 22, 2009 the Corporation granted options to Mr. Kramer to purchase 10,000,000 Common Shares at an exercise price of $0.14 each, expiring July 21, 2014.  These options have all been granted outside of the 2004 Stock Option and Stock Bonus Plan.

APPOINTMENT OF AUDITOR

HLB Cinnamon Jang Willoughby & Company, Chartered Accountants, Suite 900, 4720 Kingsway, Burnaby, British Columbia, V5H 4N2 will be nominated at the Meeting for reappointment as auditor of the Corporation at a remuneration to be fixed by the directors.  A representative of HLB Cinnamon Jang Willoughby & Company is expected to be present at the Annual Meeting, and if present will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions from shareholders.

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITOR

National Instrument 52-110 of the Canadian Securities Administrators (“NI52-110”) requires the Corporation, as a venture issuer, to disclose annually in its Management Proxy Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth in the following:

The Audit Committee’s Charter

The audit committee has a charter.  A copy of the audit committee charter is attached as Schedule “B” to the management proxy circular prepared for the Corporation’s June 29, 2007 annual and special general meeting, and is available on the Internet at www.sedar.com.  The following when read in connection with the audit committee charter, generally describes the functions performed by the audit committee.

Management is responsible for the internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and to issue a report on the financial statements. The audit committee’s responsibility is to monitor and oversee those processes. In connection with the financial statements for the year ended December 31, 2008, the audit committee:

•

reviewed and discussed the audited financial statements with management and the independent accountants;

•

discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•

received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant's independence.

Audit Committee Report

Based on the above discussion and review, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2008 be included in the Corporation’s 2008 Annual Report to Shareholders on Form 10-K for that fiscal year.

Respectfully submitted,
The Audit Committee of Current Technology Corporation,
Peter Bell, Chairperson
Robert Kramer, Member
Douglas Beder, Member

Composition of the Audit Committee

The Corporation has a separately designated standing audit committee established in accordance with the Exchange Act.  Messrs. Kramer, Bell and Beder serve on the Corporation’s audit committee.  Peter W. Bell and Douglas Beder are independent members of the Audit Committee.  Robert K. Kramer is not independent as he is an officer of the Corporation.  All members are considered to be financially literate.  Mr. Bell has been designated as the chairman and financial expert on the Audit Committee.

A member of the Audit Committee is independent if the member has no direct or indirect material relationship with the Corporation.  A material relationship means a relationship which could, in the view of the Corporation’s board of directors, reasonably interfere with the exercise of a member’s independent judgement. The Corporation also defines “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

A member of the Audit Committee is considered financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation.

Meetings of the Audit Committee

The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2008 and has subsequently held three (3) meetings.  All of the members attended all of the meetings in person or by telephone.

Relevant Education and Experience

Robert K. Kramer is a Chartered Accountant since 1973 and a certified public accountant since 2000.

Peter W. Bell was Vice-President of Medical Affairs for the Corporation from 1988 to his retirement in 1992, during which time he was directly responsible for clinical development of the ETG device.  Mr. Bell is also a Director of Uranerz Energy Corp., a company listed on AMEX, that is engaged in the acquisition, exploration and development of properties in the uranium sector.  He is also a director of Ezon Healthtech Corporation, a private company involved in development of a graphic labelling system for pharmaceutical products.  Mr. Bell holds a Masters of Business Administration from the University of Western Ontario.

Douglas Beder, Ph.D. has served on the Corporation’s board of directors and as a member of the Corporation’s Audit Committee since December, 2005.  Dr. Beder, Professor Emeritus, Department of Physics & Astronomy, University of British Columbia brings a broad range of knowledge and experience to his work at Current Technology.  Shortly after earning his undergraduate degree (Honours Mathematics and Physics) from McGill University, Montreal and his Ph.D. in theoretical physics from the California Institute of Technology, Dr. Beder went on to teach at the University of British Columbia.  While he was a professor at University of British Columbia, Dr. Beder was directly involved with the transfer of university based technology to the business community.  He has many years of experience as a technical and business consultant to industry.

Each member of the audit committee has:

o

an understanding of the accounting principles used by the Corporation to prepare its financial statements, and has the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

o

had experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the Corporation s that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising individuals engaged in such activities; and

o

an understanding of internal controls and procedures for financial reporting.

Audit Committee Oversight

The audit committee has not made any recommendations to the Board to nominate or compensate any auditor other than HLB Cinnamon Jang Willoughby & Company.

Reliance on Certain Exemptions

The Corporation’s auditor, HLB Cinnamon Jang Willoughby & Company, has not provided any material non-audit services.

Pre-Approval Policies and Procedures

The specific policies and procedures for the engagement of non-audit services is set out in the audit committee charter of the Corporation.  Section 10A(i) of the Exchange Act prohibits the Corporation’s auditors from performing audit services for the Corporation as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board of Directors, or unless the services meet certain de minimis standards.  The Audit Committee’s charter provides that the Audit Committee must:

a)

Pre-approve all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002).

b)

Pre-approve all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of its subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services.  In some cases, management may present the request; in other cases, the auditors may present the request.  At its annual meeting in September 2008, the Corporation’s Audit Committee approved HLB Cinnamon Jang Willougby & Company performing the Corporation’s audit for the 2008 fiscal year.

External Auditor Service Fees

The audit committee has reviewed the nature and amount of the non-audit services provided by HLB Cinnamon Jang Willougby & Company and by Meyers, Norris, Penny LLP to the Corporation to ensure auditor independence.  HLB Cinnamon Jang Willougby & Company billed the Corporation aggregate fees in the amount of $115,351 for the fiscal year ended December 31, 2008, and $146,080 for the fiscal year ended

December 31, 2007.  Meyers, Norris, Penny LLP billed the Corporation aggregate fees in the amount of $37,151 for the fiscal year ended December 31, 2007 for non-audit services.

The Corporation’s subsidiary, Celevoke, Inc. retained Killman, Murrell & Company, PC (“Killman”) to assist the Corporation’s auditor, HLB Cinnamon Jang Willoughby & Company in preparing the December 31, 2008 annual audit of the Corporation.  Killman billed a fee of $40,451 to Celevoke for that service.

Fees incurred with HLB Cinnamon Jang Willoughby & Company for audit and non-audit services, in the last two fiscal years and fees billed by Meyers, Norris, Penny LLP in the fiscal year ended December 31, 2008 for non-audit services, are outlined in the following table.

Nature of Services	Fees Paid to Auditor in Year Ended December 31, 2008.	Fees Paid to Auditor in Year Ended December 31, 2007.
Audit Fees(1)	$ 100,000	$ 100,000
Audit-Related Fees(2)	$ 0	$ 44,880
Tax Fees(3)	$ 1,200	$ 1,200
All Other Fees(4)	$ 14,151	$ 37,151
Total	$ 115,351	$ 183,231

Notes:

(1)

“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Corporation’s consolidated financial statements.  Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements.  Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)

“Audit-Related Fees” include services that are traditionally performed by the auditor.  These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3)

“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”.  This category includes fees for tax compliance, tax planning and tax advice.  Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(4)

“All Other Fees” include all other non-audit services.

Exemption

The Corporation is a “venture issuer” as defined in NI 52-110 and is relying on the exemption in section 6.1 of NI 52-110 relating to Parts 3 (Composition of Audit Committee) and 5 (Reporting Obligations).  Section 6.1 relieves a venture issuer from the NI 52-110 Part 3 requirement to have all three of its audit committee members be independent.

CORPORATE GOVERNANCE

General

Corporate governance refers to the policies and structure of the board of directors of a corporation, whose members are elected by and are accountable to the shareholders of the corporation.  Corporate governance encourages establishing a reasonable degree of independence of the board of directors from executive management and the adoption of policies to ensure the board of directors recognizes the principles of good management.  The Board of the Corporation is committed to sound corporate governance practices, as such practices are both in the interests of shareholders and help to contribute to effective and efficient decision-making.

Board of Directors and Director Independence

The Corporation defines “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards and directors are considered to be independent if they have no direct or indirect material relationship with the Corporation.  A “material relationship” is a relationship which could, in the view of the Corporation’s Board be reasonably expected to interfere with the exercise of a director’s independent judgment.

The Board facilitates its independent supervision over management primarily by conducting a quarterly review of the Corporation’s financial statements and management discussion and analysis as well as requiring material transactions to be approved by the Board prior to the transaction taking place.  A majority of the Board is not independent.

The independent members of the Corporation’s Board are Peter W. Bell and Douglas Beder.

The non-independent directors are Robert K. Kramer, President and Chief Executive Officer, Anthony J. Harrison, former Chief Operating Officer, and George A. Chen, Chief Financial Officer. If Alvin C. Allen is elected at the Meeting he also will be a non-independent director.

Meetings of the Board of Directors

The Corporation’s Board of Directors held 35 meetings during the Corporation’s fiscal year ended December 31, 2008, and 24 additional meetings through August 19, 2009. Such meetings consisted of both actions taken by the unanimous written consent of the directors and actual meetings at which all of the directors were present in person or by telephone.  During the last fiscal year (and subsequently), each of the Corporation’s directors attended at least 75% of the total meetings held by the Board of Directors.

The Corporation does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend shareholder meetings. All of the directors attended the Corporation’s last annual meeting of shareholders held on September 26, 2008.

Directorships

Mr. Kramer is a director of Metalline Mining Company, a reporting issuer listed on the NYSE Amex.

Mr. Bell is a director of Uranerz Energy Corp., a reporting issuer listed on the NYSE Amex.

Orientation and Continuing Education

When new directors are appointed, they receive an orientation commensurate with their previous experience, on the Corporation’s business, technology, industry, financial position and legal situation and requirements, as well as on the responsibilities of directors of the Corporation.

Board meetings may also include presentations by the Corporation’s management and employees to give the directors additional insight into the Corporation’s business.

Ethical Business Conduct

On June 29, 2004 the Board of Directors approved the Code of Ethics which was incorporated by reference to the Corporation’s Form 20F, dated December 31, 2003 and filed July 8, 2004.  A shareholder of the Corporation may obtain a copy of the Code of Ethics of the Corporation by contacting Edward Ma, the corporate secretary of the Corporation by telephone (604) 684-2727, by fax (604) 684-0526 or by mail to the offices of the Corporation at Suite 1430, 800 West Pender Street, Vancouver, British Columbia, Canada  V6C 2V6.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.

The Board does not have a nominating committee because the Board does not believe such a committee is necessary for a company of the small size of the Corporation, and these functions are currently performed by the Board as a whole.  When a Board vacancy occurs the remaining Board members participate in deliberations concerning director nominees.  However, if there is a change in the number of directors required by the Corporation, this policy will be reviewed.  Any shareholder desiring to nominate a person to the Board of Directors or communicate directly with any officer or director of the Corporation may address correspondence to that person at the offices of the Corporation in Vancouver British Columbia.

The Board does not have any specific minimum criteria for identifying and evaluating nominees for directors.  Instead, the Board evaluates any and all proposed nominees based on the Corporation’s needs and the nominee’s background and qualifications.  Robert Kramer recommended Alvin C. Allen for nomination as director at the Meeting.

Compensation

The Corporation does not have a separate designated compensation committee.  Instead, its Executive Committee determines compensation for the directors and Chief Executive Officer.  All three members of the Executive Committee, Robert K. Kramer, Anthony J. Harrison and George A. Chen, are not independent directors.  Duties of the Executive Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives.  The Executive Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate.  The Executive Committee may also invite the executive officers and other members of management to participate in its deliberations, or to provide information to the committee for its consideration with respect to such deliberations, except that: the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer.  The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

Other Board Committees

The Board has no committees other than the Audit Committee and the Executive Committee.

Shareholder Communication with the Board of Directors

The Corporation values the views of its shareholders (current and future shareholders, employees and others). Although the Corporation has not established a formal procedure to receive, track and respond to communications from shareholders addressed to the Corporation’s Board of Directors or to its directors, however, any shareholder who wishes to communicate with the Board of Directors or the directors may contact Robert Kramer by telephone (604) 684-2727 or by mail at Current Technology Corporation, Suite 1430 – 800 West Pender Street, Vancouver, B.C., Canada  V6C 2V6.

Assessments

The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and committees.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

Pursuant to Item 8.1(1) of Form 51-102F6, because the Corporation is classified as a Domestic Private Issuer under the rules of the United States Securities and Exchange Commission (“SEC”), and files a 10-K with the SEC the Corporation’s Executive Compensation disclosure contained in its December 31, 2008 Form 10-K fulfils the requirements of Executive Compensation disclosure.  Accordingly, the Executive Compensation section below is taken from the Corporation’s Form 10-K Annual Report, as filed on April 29, 2009 under Section 13 of the U.S. Securities and Exchange Act of 1934, with the United States Securities and Exchange Commission at www.sec.gov and, in Canada, on Sedar at www.Sedar.com.  The Corporation’s December 31, 2008 Form 10-K is incorporated as part of this Management Proxy Circular.

Compensation and other Benefits of Executive Officers

The following table sets out the compensation received during the previous two fiscal years, in respect to each of the individuals who served as the Corporation’s chief executive officer at any time during the last fiscal year and the Corporation’s most highly compensated executive officers. (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(**)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert Kramer, Chief Executive Officer	2008	$141,420	$340,100	$0	$58,807(1)	$540,327
	2007	$92,179	$92,904	$0	$94,507(2)	$279,590
Anthony Harrison, Chief Operating Officer	2008	$84,852	$0	$0	$6,965(3)	$91,817
	2007	$83,799(4)	$47,932	$0	$5,175(3)	$136,906

Notes:

(**)

We calculated these amounts in accordance with the provisions of SFAS 123(R).  Compensation expense related to stock options is calculated using the Black-Scholes option-pricing model.

(1)

Represents automobile expenses paid for by the Corporation in 2008.  In fiscal 2008 Celevoke paid $50,000 to Mr. Kramer for his services as Chief Financial Officer of Celevoke.  On July 22, 2009 the Corporation granted Mr. Kramer options to purchase 10,000,000 Common Shares of the Corporation at $0.14 each, expiring July 21, 2014.

(2)

Represents automobile expenses paid for by the Corporation in 2007.  In fiscal 2007 the Corporation paid $85,820 to 314613BC Ltd., a company controlled by Mr. Kramer, for management consulting services.

(3)

Represents amounts paid by the Corporation for automobile expenses.

(4)

Mr. Harrison resigned as the Corporation’s Chief Operating Officer on April 30, 2009.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained above, the “named executive officers.” The main components of the compensation we pay to our named executive officers are their base salary and the award of option grants.   As of December 31, 2008 none of our executive officers had entered into an employment agreement with the Corporation.  Further, as of December 31, 2008 none of our executive officers through any agreement was entitled to receive any predetermined payment or other benefit upon a change in control of the Corporation.

The Corporation does not have a separately designated compensation committee.  Instead, its Executive Committee determines compensation for the directors and Chief Executive Officer.  Members of the Executive Committee are Robert K. Kramer, Anthony J. Harrison and George A. Chen.  Duties of the Executive Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives.  The Executive Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate.  The Executive Committee may also invite the executive officers and other members of management to participate in its deliberations, or to provide information to the committee for its consideration with respect to such deliberations, except that: the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer.  The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

Cash Compensation Payable To Our Named Executive Officers.

Our named executive officers receive a base salary payable in accordance with our normal payroll practices.  Based on our knowledge of the industry and the Corporation’s resources we believe that their base salaries are competitive to those that are received by comparable officers with comparable responsibilities in similar companies.

In the future, when we reconsider salaries for our executives, we will do so by evaluating their responsibilities, experience and the competitive marketplace.  More specifically, we expect to consider the following factors in determining our executive officers’ base salaries:

1.

the executive’s leadership and operational performance and potential to enhance long-term value to the Corporation’s shareholders;

2.

performance compared to the financial, operational and strategic goals established for the Corporation;

3.

the nature, scope and level of the executive’s responsibilities;

4.

competitive market compensation paid by other companies for similar positions, experience and performance levels;

5.

the executive’s current salary, the appropriate balance between incentives for long-term and short-term performance; and

6.

the Company’s financial resources.

Option Grants To Our Named Executive Officers.

We have granted stock options to our named executive officers.  These option grants are intended to provide incentives to our officers who contribute to the success of the Corporation by offering them the opportunity to acquire an ownership interest in it.  We believe that option grants also help to align the interests of our management and employees with the interests of shareholders.

Except for Robert Kramer, all of the options granted to our executive officers vested immediately upon grant.  While certain of the option grants to Mr. Kramer vested immediately the Corporation granted Mr. Kramer an option on January 8, 2008 that vested upon the occurrence of certain Corporation events.    We believe that these option grants may serve as additional incentive for our officers and in turn the achievement of these objectives will help our performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

The below table sets for the total number of unexercised options; stock that has not vested; and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2008.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(j)
Robert Kramer	1,000,000(1) 1,000,000(1) 5,000,000(2)		$0.09 $0.08 $0.15	09/17/12 08/29/12 01/07/13	0	$0	$0
Anthony Harrison	1,000,000(3)		$0.09	09/17/12	0	$0	$0

Notes:

(1)

Mr. Kramer was granted options to purchase 1,000,000 shares of common stock on both August 30, 2007 (exercisable at $0.08 per share) and September 17, 2007 (exercisable at $0.09 per share).  These options vested immediately upon grant.

(2)

On January 8, 2008, Mr. Kramer was granted options to purchase 5,000,000 shares of common stock exercisable at $0.15 per share.  These options vested upon successful completion of raising $2,500,000 to use for acquiring Celevoke, Inc which was completed on May 23, 2008.

(3)

On September 17, 2007 Mr. Harrison was granted options to purchase 1,000,000 shares of common stock exercisable at $0.09 per share.  These options vested immediately upon grant.

Director Compensation

The Corporation has granted each of its directors stock options.  Non-executive directors do not receive monetary compensation for serving on the board of directors.

The following table reflects the compensation of our directors for our fiscal year ended December 31, 2008:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)
Peter Bell	$0	$0	$35,200(2)	$0	$0	$35,200
Douglas Beder	$0	$0	$35,200(2)	$0	$0	$35,200
Anthony Harrison(1)	$0	$0	$0	$0	$0	$0
Robert Kramer(1)	$0	$0	$340,100	$0	$0	$340,100
George Chen(3)	$0	$0	$35,200(2)	$0	$11,314(3)	$46,514

Notes:

(1)

As of December 31, 2008 Messrs. Kramer and Harrison were both executive officers of the Corporation.  Neither Messrs. Kramer or Harrison received separate compensation in their capacity as director.  Mr. Harrison resigned as Chief Operating Officer on April 30, 2009.

(2)

Messrs. Bell, Beder and Chen were granted options to purchase 350,000 shares of common shares exercisable at $0.20 on February 22, 2008.

(3)

Mr. Chen also serves as the Corporation’s Chief Financial Officer on a consultant basis.  Mr. Chen is paid CDN$1,000 per month and the fees he is paid in his role as a consultant are included in the “All Other Compensation” column of the Director Compensation table.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

On September  2, 2004, the Corporation adopted the 2004 Stock Option and Stock Bonus Plan (the “Plan”) wherein 3,000,000 Common Shares were reserved for issuance as options under the Plan.  The Plan provides certain tax and other benefits to US resident recipients. The Plan was established to provide incentive to qualified parties to increase their proprietary interest in the Corporation and thereby encourage their continuing association with the Corporation.  The Plan is administered by a Committee appointed by the Corporation’s Board of Directors and provides that options will be issued pursuant to option agreements to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation.  All options expire on a date not later than 10 years after the issuance of such option.

On January 30, 2008, due to the stock option payment scheme as part of the acquisition of Celevoke, Inc., the Board authorized an increase in the number of shares to be reserved for issuance upon exercise of options from 3,000,000 Common Shares to 53,000,000 Common Shares for the options granted under the Plan. On July 3, 2008, the Board authorized a further increase from 53,000,000 Common Shares to 55,000,000 Common Shares to permit the Corporation to grant additional options under the Plan and the shareholders approved these increases to the number of shares to be reserved under the Plan at the Corporation’s annual shareholders meeting held September 26, 2008.

On July 16, 2009 the Board authorized a further increase in the number of shares to be reserved for issuance upon exercise of options from 55,000,000 to 60,000,000 Common Shares for the options granted under the Plan.  This amendment to the Plan is subject to approval of the shareholders at the Meeting.

As part of the terms of the acquisition of Celevoke, Inc., the Corporation issued the principals of Celevoke, Inc. options to purchase up to 50 million Common Shares at $0.14 each.

Notwithstanding the adoption of the Plan, the Corporation continues to reserve the right to grant stock options outside of the Plan.  As at December 31, 2008 options to purchase an aggregate of 15,695,000 Common Shares were granted outside of the Plan.  During the financial year ending December 31, 2008, the Corporation cancelled options to purchase 600,000 Common Shares that were issued under the Plan, due to expiration, and a further 600,000 outside of the Plan, also due to expiration.

The following table sets out equity compensation plan information as at the end of the financial year ended December 31, 2008.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders – 2004 Stock Option and Stock Bonus Plan (the “Plan”)	53,450,000	$0.15 (US)	209,250(3)
Equity compensation granted outside of the Plan	15,695,000	$0.15 (US)	--
Total	69,145,000	$0.15 (US)	209,250

Notes:

(1)

During the financial year ended December 31, 2008, options to purchase an aggregate of 51,950,000 Common Shares were granted and options to purchase 600,000 Common Shares were cancelled under the Plan.  In the same financial year the Corporation granted options to purchase 11,625,000 Common Shares of the Corporation outside of the Plan, of which 600,000 were cancelled during the same period.

(2)

Subsequent to the December 31, 2008 financial year end as at August 13, 2009 there were options to purchase 52,716,667 Common Shares outstanding under the Plan and options to purchase 26,095,000 Common Shares outstanding outside of the Plan.

(3)

As at August 13, 2009 there was a total of 1,340,750 Common Shares issued as stock bonuses under the Plan.

INSIDERS’ INTEREST IN 2004 STOCK OPTION AND STOCK BONUS PLAN

Name and Position	Dollar Value	Number of Options
Alvin C. Allen, Director Nominee	$0	36,500,000
Non-Executive Director Group	$0	36,500,000

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates, or other management of the Corporation were indebted to the Corporation as of the end of the most recently completed financial year or as at the date hereof.

MANAGEMENT CONTRACTS

Except as set out herein, there are no management functions of the Corporation which are to any substantial degree performed by a person or company other than the directors or executive officers of the Corporation.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation holds no policy of liability insurance on behalf of the directors and officers of the Corporation.

INDEMNIFICATION

No indemnification under section 124 of CBCA has been paid or is to be paid for the last completed financial year.  Note – if paid, insert amount paid or payable, the name and title of the individual indemnified or to be indemnified and the circumstances that gave rise to the indemnity.

FINANCIAL ASSISTANCE

The Corporation did not provide financial assistance to any shareholders, directors, officers or employees of either the Corporation or any of its affiliates, or any person affiliated with any purchaser of Common Shares issued or to be issued by the Corporation or any of its affiliates.

PARTICULARS OF MATTERS TO BE ACTED UPON

Amendment to 2004 Stock Option and Stock Bonus Plan

The Plan was established in September 2004.  On January 30, 2008, in order to provide the Corporation with the flexibility necessary to complete grants on performance pursuant to an agreement with Celevoke, Inc., the Board authorized an increase from 3,000,000 Common Shares to 53,000,000 Common Shares for the options granted under the Plan.  On July 3, 2008, the Board authorized a further increase in the Common Shares reserved for issuance upon exercise of Options under the Plan from 53,000,000 Common Shares to 55,000,000 Common Shares, which increases were approved by the shareholders on September 26, 2008.  At the Meeting on September 21, 2009 the shareholders will be asked to approve an ordinary resolution to increase the number of shares reserved for exercise of options under the Plan from 55,000,000 to 60,000,000.  This amendment is subject to approval of the shareholders at the Meeting.

Since the establishment of the Plan in September 2004 no Common Shares have been issued upon the exercise of options under the Plan.  There are current options outstanding to purchase an aggregate of 53,450,000 Common Shares. There remain options available for future grants to purchase 1,550,000 Common Shares under the Plan. A copy of the Plan will be available at the Meeting.

At the Meeting, shareholders will be asked to consider and, if thought fit, pass an ordinary resolution as follows:

“Resolved that the 2004 Stock Option and Stock Bonus Plan (the “Plan”) of the Corporation be amended to increase the number of Common Shares of the Corporation reserved for issuance upon exercise of options granted under the Plan from 55,000,000 to 60,000,000 Common Shares.”

An ordinary resolution is a resolution passed by the shareholders of the Corporation at a general meeting by a simple majority of the votes cast in person or by proxy.

The board of directors recommends that you vote in favor of the above resolution.

As the Corporation continues to reserve the right to grant stock options outside of the Plan at the Meeting, shareholders will be asked to consider and, if thought fit, pass an ordinary resolution as follows:

“Resolved to approve the grant of incentive stock options outside of the 2004 Stock Option and Stock Bonus Plan (the “Plan”), by the Board of Directors, to Insiders of the Corporation, as well as the exercise of any such stock options granted outside of the Plan.”

The board of directors recommends that you vote in favor of the above resolution.

ADDITIONAL INFORMATION

Copies of the Corporation’s December 31, 2008 Annual Report on Form 10-K, and the Corporation’s financial statements for its 1st Quarter ended March 31, 2009 are included with this Management Proxy Circular.  Additional information relating to the Corporation is on www.Sedar.com and on www.sec.gov.  Financial information is provided in the Corporation’s comparative financial statements and management discussion and analysis found in both the Forms 10-K and 10-Q.  The Corporation will provide to any person or company, upon request to Edward Ma, Secretary of the Corporation, at the above noted address and telephone number, one copy of any of the comparative financial statements of the Corporation filed with the applicable securities regulatory authorities for the Corporation’s most recently completed financial year in respect of which such financial statements have been issued, together with the report of the auditor, related management’s discussion and analysis and any interim financial statements of the Corporation filed with the applicable securities regulatory authorities subsequent to the filing of the annual financial statements.

Copies of the above documents will be provided, upon request, free of charge to security holders of the Corporation.  The Corporation may require the payment of a reasonable charge from any person or company who is not a security holder of the Corporation, requesting a copy of any document.  These documents are also available on Sedar at www.Sedar.com and the United States Securities and Exchange Commission at www.sec.gov.

Only one Management Proxy Circular, December 31, 2008 Annual Report on Form 10-K, and March 31, 2009 interim financial statements are delivered to shareholders sharing the same address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will promptly deliver a separate copy of the proxy statement to shareholders at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us by mail at Suite 1430, 800 West Pender Street, Vancouver, British Columbia, VC6 2V6.  Shareholders who share an address but are receiving multiple copies of the proxy statement and financial statements may contact us through the Corporate Secretary, Suite 1430 West Pender Street, Vancouver, British Columbia, VC6 2V6 , or by telephone: (604) 684-2727 to request that a single copy be delivered.

OTHER MATTERS

The Board is not aware of any other matters which it anticipates will come before the Meeting as of the date of mailing of this Management Proxy Circular.  Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Pursuant to US law, shareholder proposals to be considered for inclusion in the management proxy circular for the 2010 annual meeting of the Corporation (expected to be held in September 2010) must be received by the Secretary of the Corporation on or before the close of business on April 26, 2010.  Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Current Technology Corporation, Attention: Corporate Secretary, Suite 1430, 800 West Pender Street, Vancouver, British Columbia, V6C 2V6.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the management proxy in accordance with applicable law.

DIRECTORS’ APPROVAL

The contents of this Management Proxy Circular and its distribution to shareholders have been approved by the Board of the Corporation.

DATED at Vancouver, British Columbia, August 19, 2009.

BY ORDER OF THE BOARD

/s/Robert K. Kramer

Robert K. Kramer

President and Chief Executive Officer

CURRENT TECHNOLOGY CORPORATION

Computershare

000001

SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X
CANADA

Security Class COMMON

Holder Account Number

C9999999999 IND

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Form of Proxy - Annual General Meeting to be held on September 21, 2009

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 2:00 PM (Vancouver Time) on September 17, 2009.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 018853 **HOLDER ACCOUNT NUMBER** C9999999999 **ACCESS NUMBER** 99999

CRTQ_PRX_72475/000001/000001/i

SAM SAMPLE

C9999999999

IND C01

Appointment of Proxyholder

I/We, being holder(s) of Current Technology Corporation hereby appoint(s): Robert K. Kramer, Chairman and President & CEO of the Corporation, or failing him George A. Chen, Chief Financial Officer of the Corporation,

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Current Technology Corporation to be held at Suite 1500 – 1055 West Georgia Street, Vancouver, BC, on September 21, 2009 at 2:00 PM (Vancouver Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Robert K. Kramer	☐	☐	02. Peter Bell	☐	☐	03. Anthony J. Harrison	☐	☐
04. George A. Chen	☐	☐	05. Douglas Beder	☐	☐	06. Alvin C. Allen	☐	☐

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	For	Withhold
2. Appointment of Auditors Appointment of HLB Cinnamon Jang Willoughby & Company, Chartered Accountants, as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

	For	Against
3. Amendment of Stock Option and Stock Bonus Plan To ratify and approve amendment of the 2004 Stock Option and Stock Bonus Plan increasing the number of Common Shares to be reserved for issuance upon exercise of options under the Plan from 55,000,000 to 60,000,000 Common Shares.	☐	☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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